Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the use in this Registration Statement on Form F-1 of our report dated June 11, 2010 (September 7, 2010 as to the subsequent events described in Note 14), relating to the financial statements and financial statement schedule of Country Style Cooking Restaurant Chain Co., Ltd., appearing in the Prospectus, which is part of this Registration Statement. We also consent to the reference to us under the heading “Experts” in such Prospectus.
/s/ DELOITTE TOUCHE TOHMATSU CPA LTD.
Shanghai, China
September 7, 2010